SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) July 17, 2018

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL, Inc. (the "Registrant") announced second quarter 2018 results through June 30, 2018.  For a more detailed description of the announcement see the press release attached as Exhibit 99.1.

Item 8.01 Other events.

On July 17, 2018, the Registrant announced that its board of directors had approved a new common stock repurchase program which calls for the Registrant to buy back up to 3%, or approximately 540,000 shares, of its outstanding common stock during the next 12 months.  The authorized repurchases will be made from time to time in either the open market or through privately negotiated transactions.  The timing, volume and nature of the share repurchases will be at the sole discretion of management dependent on market conditions, applicable repurchases will be at the sole discretion of management, dependent on market conditions, applicable securities laws, and other factors, and may be suspended or discontinued at any time.  No assurance can be given that any particular amount of common stock will be repurchased.  This buyback program may be modified, extended or terminated by the board of directors at any time.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits:

99.1

Press release dated July 17, 2018, announcing second quarter 2018 earnings through June 30, 2018.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Michael D. Lynch

Michael D. Lynch

SVP & CFO

Date: July 17, 2018

Exhibit 99.1

AMERISERV FINANCIAL REPORTS INCREASED 2018 SECOND QUARTER EARNINGS AND ANNOUNCES A NEW COMMON STOCK REPURCHASE PROGRAM

JOHNSTOWN, PA – AmeriServ Financial, Inc. (NASDAQ: ASRV) reported second quarter 2018 net income of $1,744,000, or $0.10 per diluted common share.  This earnings performance was a $355,000, or 25.6%, improvement from the second quarter of 2017 where net income totaled $1,389,000, or $0.07 per diluted common share.  For the six-month period ended June 30, 2018, the Company reported net income of $3,511,000, or $0.19 per diluted common share.  This represents an improvement of $774,000, or 28.3%, from the six-month period of 2017 where net income available to common shareholders totaled $2,737,000, or $0.15 per diluted common share.  The following table highlights the Company’s financial performance for both the three and six month periods ended June 30, 2018 and 2017:

	Second Quarter 2018	Second Quarter 2017	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017

Net income	$1,744,000	$1,389,000	$3,511,000	$2,737,000
Diluted earnings per share	$ 0.10	$ 0.07	$ 0.19	$ 0.15

COMMON STOCK REPURCHASE PROGRAM

The Company’s Board of Directors approved a new common stock repurchase program which calls for AmeriServ Financial Inc. to buy back up to 3%, or approximately 540,000 shares, of its outstanding common stock during the next 12 months.  The authorized repurchases will be made from time to time in either the open market or through privately negotiated transactions.  The timing, volume and nature of share repurchases will be at the sole discretion of management, dependent on market conditions, applicable securities laws, and other factors, and may be suspended or discontinued at any time.  No assurance can be given that any particular amount of common stock will be repurchased.  This buyback program may be modified, extended or terminated by the Board of Directors at any time.  At June 30, 2018, the Company had approximately 18 million common shares outstanding.  In the first quarter of 2018, the Company completed a common stock repurchase program where it bought back 945,000 shares or 5% of its common stock over a 14-month period.

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the 2018 financial results and common stock repurchase program: “AmeriServ Financial demonstrated improved earnings power in each of the first two quarters of 2018.  This is most evident in the strong growth in earnings per share (EPS) that resulted from a combination of lower income tax expense, outstanding asset quality and effective capital management.  Our Company is well positioned to build on these positive trends in the second half of the year.  Accordingly, we believe that the continued return of capital to our shareholders through a common stock buyback program is an appropriate capital management strategy.”

The Company’s net interest income in the second quarter of 2018 decreased by $41,000, or 0.5%, from the prior year’s second quarter and, for the first six months of 2018, was relatively flat decreasing by only $14,000, or 0.1%, when compared to the first six months of 2017.  The Company’s net interest margin was 3.28% for both the second quarter and for the first six months of 2018 representing an improvement of one basis point from the prior year’s second quarter and first six months.  The decrease in net interest income in both time periods is a result of a lower level of total earning assets. Total average earning assets decreased in the second quarter of 2018 by $8.4 million, or 0.8%, and decreased by $4.4 million, or 0.4%, for the first six months of this year.  The decrease in earning assets for both time periods occurred in the loan portfolio as loan pay-offs exceeded new loan production during 2018.  This more than offset continued growth in investment securities as management took advantage of the higher interest rate environment in 2018 to purchase additional securities and increase the size of the investment securities portfolio.

Investment securities averaged $180 million for the first six-months of 2018 which is $9.3 million, or 5.4%, higher than the first six months of 2017 average.  Purchases so far in 2018 have primarily focused on federal agency mortgage backed securities. Also, management continues its portfolio diversification strategy through purchases of high quality corporate and taxable municipal securities.  As a result, interest income on investments increased between the second quarter of 2018 and the second quarter of 2017 by $205,000, or 16.1%, and increased in the first half of 2018 from the first half of 2017 by $412,000, or 16.7%.

In regards to the loan portfolio, total loans averaged $882 million in the first half of 2018 which is $13.0 million, or 1.4%, lower than the 2017 first six-month average. The combination of a higher level of early loan payoffs and a slowdown in loan production, particularly earlier this year, resulted in the decrease in the average balance of the loan portfolio.  However, commercial loan production increased during the latter part of the second quarter of 2018 resulting in the total loans outstanding being comparable between years on an end of period basis.  As a result of the strength of the current loan pipelines and the positive late second quarter momentum, the Company expects that loan portfolio growth will continue in the second half of 2018.  This second quarter growth occurred primarily in commercial real estate loans and commercial/industrial loans which together comprise approximately 72% of the Company’s total loan portfolio.   Even though total average loans have decreased since last year, loan interest income increased by $347,000, or 3.5%, between the second quarter of 2018 and the second quarter of 2017 and also increased by $609,000, or 3.1%, in the first six months of 2018 when compared to last year.  The higher loan interest income reflects new loans originating at higher yields as well as the upward repricing of certain loans tied to LIBOR or the prime rate as both of these indices have moved up with the Federal Reserve’s decision to increase the target federal funds interest rate. Overall, total interest income increased by $1.0 million, or 4.7%, in the first half of 2018.

Total interest expense for the second quarter of 2018 increased by $593,000, or 27.6%, and increased by $1.0 million, or 24.8%, in the first six months of 2018 when compared to 2017, due to higher levels of both deposit and borrowing interest expense.  The higher 2018 deposit interest expense of $469,000 for the second quarter and $814,000 for the first six months reflects certain indexed money market accounts repricing upward after the Federal Reserve interest rate increases.  Additionally, there has been customer movement of some funds out of lower yielding money market accounts into higher yielding certificates of deposit due to the higher national interest rate environment in 2018.  The runoff of money market deposits has more than offset the growth of term deposit products and resulted in a decrease in the balance of total deposits in 2018.  Specifically, total deposits averaged $958 million for the first half of 2018 which was $17.3 million, or 1.8%, lower than the $975 million average for the first half of 2017.  Overall, the Company's loan to deposit ratio averaged 92.4% in the second quarter of 2018 which we believe indicates that the Company has ample capacity to grow its loan portfolio given the loyalty of its core deposit base.  The Company experienced a $221,000, or 17.8%, increase in the interest cost for borrowings in the first six months of 2018 due to a higher average balance of total borrowed funds and the immediate impact that the increases in the Federal Funds Rate had on the cost of borrowed funds.  In the first half of 2018, total average FHLB borrowed funds was $73 million, an increase of $11.2 million, or 18.1%, from the same period during 2017, which was due to the decrease in total average deposits.

The Company recorded a $50,000 provision for loan losses in the second quarter of 2018 compared to a $325,000 provision for loan losses in the second quarter of 2017.  For the first six months of 2018, the Company recorded a $100,000 provision for loan losses compared to a $550,000 provision for loan losses in the first six months of 2017, or a decrease of $450,000 between years.  The lower 2018 provision reflects our overall strong asset quality, the successful workout of several criticized loans, and reduced loan portfolio balances.  For the first six months of 2018, the Company experienced net loan charge-offs of $793,000, or 0.18% of total loans, compared to net loan charge-offs of $91,000, or 0.02% of total loans, in 2017.  The higher 2018 net loan charge-offs reflect the final work-out of several non-performing loans on which reserves had previously been established.  The Company presently expects that net charge-offs will decline in the second half of 2018.  Overall, the Company continued to maintain strong asset quality as its nonperforming assets totaled $1.2 million, or only 0.13% of total loans, at June 30, 2018.  In summary, the allowance for loan losses provided 821% coverage of non-performing loans, and 1.06% of total loans, at June 30, 2018, compared to 337% coverage of non-performing loans, and 1.14% of total loans, at December 31, 2017.

Total non-interest income in the second quarter of 2018 decreased by $74,000, or 2.0%, from the prior year’s second quarter, and for the first six months of 2018 nearly matched the 2017 level, decreasing slightly by $1,000.  For the second quarter of 2018, the decrease was due to lower revenue from bank owned life insurance (BOLI) by $177,000 after the Company received a death claim in 2017 and there was no such claim this year.  Net gains on loans held for sale and mortgage related fees decreased between quarters by a combined $78,000 due to lower production and reduced refinance activity of residential mortgage loans.  Also decreasing between quarters were net realized gains from investment security sales by $32,000 and deposit service charges by $28,000.  Nearly offsetting these negative items was fee income growth from our Wealth Management division by $207,000, as the Company benefited from increased market values for assets under management in 2018 and stronger sales of insurance related products by its financial professionals.  Wealth management continues to be an important strategic focus as it contributes to non-interest revenue comprising over 29% of the Company’s total revenue.  For the six-month period, similar comparisons for the same line items resulted in the slight unfavorable variance when comparing 2018 to 2017.  Negative comparisons included BOLI income by $186,000, net gains from loans held for sale and mortgage related fees by $130,000, a net unfavorable change in investment security sales activity by $207,000, and lower service charges on deposit accounts of $19,000.  These negative items were nearly offset by fee income growth from the Wealth Management division by $323,000 and a higher level of other income by $218,000 in 2018.  The higher level of other income includes a $156,000 gain realized on the sale of certain equity securities that the Company owned from a previous acquisition and higher interchange fees.

The Company’s total non-interest expense was fairly consistent for both time periods in relation to last year, decreasing by $7,000, or 0.1%, in the second quarter of 2018 when compared to the second quarter of 2017, and increasing in the first half of 2018 by only $28,000, or 0.1%, when compared to 2017.  The decrease in the second quarter of 2018 is attributed to a lower level of professional fees by $163,000, occupancy & equipment costs by a combined $84,000 and reduced other expense by $64,000.  These favorable items more than offset higher salaries & employee benefits expense which increased by $301,000.  The decrease to professional fees was due to reduced legal costs and lower expense for outsourced professional services.  The reduction to occupancy and equipment related expenses was primarily attributable to the Company’s ongoing efforts to carefully manage and contain non-interest expense.  Specifically, a branch office closure in Cambria County along with a branch consolidation in the State College market resulted in reduced rent expense and other occupancy related costs.  The second quarter increase to salaries and employee benefits resulted from annual salary merit increases and additional incentives paid primarily within our Wealth Management division due to the increased level of fee income mentioned previously.  The slight increase in non-interest expense for the six-month period in 2018 occurred as total salaries & benefits expense more than offset reductions to total professional fees, occupancy & equipment expense and other expenses.  The reasons for the variances in non-interest expenses for the six-month timeframe are similar to the reasons for the quarterly comparison.

  The Company recorded an income tax expense of $881,000, or an effective tax rate of 20.1%, in the first half of 2018.  This compares to an income tax expense of $1,248,000, or an effective tax rate of 31.3%, for the first half of 2017.  The Company experienced a similar reduction for the quarterly comparisons as it recognized income tax expense in the second quarter of 2018 of $435,000, or a 20% effective tax rate, compared to tax expense of $623,000, or a 31% effective tax rate, in the second quarter of 2017. The lower effective tax rate and income tax expense in the first half of 2018 reflects the benefits of corporate tax reform as a result of the enactment of the “Tax Cuts and Jobs Act” late in the fourth quarter of 2017.

The Company had total assets of $1.18 billion, shareholders’ equity of $96.9 million, a book value of $5.37 per common share and a tangible book value of $4.71 per common share at June 30, 2018.  The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission.  Actual results may differ materially.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

June 30, 2018

(In thousands, except per share and ratio data)

(Unaudited)

2018

	1QTR	2QTR	YEAR TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,767	$1,744	$3,511

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.62%	0.60%	0.61%
Return on average equity	7.55	7.30	7.42
Net interest margin	3.29	3.28	3.28
Net charge-offs as a percentage of average loans	0.15	0.21	0.18
Loan loss provision as a percentage of average loans	0.02	0.02	0.02
Efficiency ratio	81.69	82.19	81.94

PER COMMON SHARE:
Net income:
Basic	$0.10	$0.10	$0.19
Average number of common shares outstanding	18,079	18,038	18,058
Diluted	0.10	0.10	0.19
Average number of common shares outstanding	18,181	18,140	18,158
Cash dividends declared	$0.015	$0.020	$0.035

                                                                                                           2017

	1QTR	2QTR	YEAR TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,348	$1,389	$2,737

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.47%	0.48%	0.47%
Return on average equity	5.74	5.81	5.77
Net interest margin	3.27	3.27	3.27
Net charge-offs as a percentage of average loans	0.04	0.01	0.02
Loan loss provision as a percentage of average loans	0.10	0.14	0.12
Efficiency ratio	82.04	81.47	81.75

PER COMMON SHARE:
Net income:
Basic	$0.07	$0.07	$0.15
Average number of common shares outstanding	18,814	18,580	18,696
Diluted	0.07	0.07	0.15
Average number of common shares outstanding	18,922	18,699	18,808
Cash dividends declared	$0.015	$0.015	$0.030

AMERISERV FINANCIAL, INC.

(In thousands, except per share, statistical, and ratio data)

(Unaudited)

                                                                                                          2018

	1QTR	2QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,151,160	$1,180,510
Short-term investments/overnight funds	7,796	8,050
Investment securities	171,053	174,771
Loans and loans held for sale	875,716	895,162
Allowance for loan losses	9,932	9,521
Goodwill	11,944	11,944
Deposits	944,206	928,176
FHLB borrowings	82,864	126,901
Subordinated debt, net	7,470	7,476
Shareholders’ equity	95,810	96,883
Non-performing assets	2,157	1,160
Tangible common equity ratio	7.36%	7.27%
Total capital (to risk weighted assets) ratio	13.45	13.01
PER COMMON SHARE:
Book value	$5.31	$5.37
Tangible book value	4.65	4.71
Market value	4.00	4.10
Trust assets – fair market value (A)	$2,175,538	$2,201,565

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	304	295
Branch locations	15	15
Common shares outstanding	18,033,401	18,044,692

2017

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,172,127	$1,171,962	$1,170,916	$1,167,655
Short-term investments/overnight funds	8,320	8,389	8,408	7,954
Investment securities	165,781	168,367	168,443	167,890
Loans and loans held for sale	899,456	897,876	897,900	892,758
Allowance for loan losses	10,080	10,391	10,346	10,214
Goodwill	11,944	11,944	11,944	11,944
Deposits	964,776	956,375	966,921	947,945
FHLB borrowings	79,718	87,143	77,635	95,313
Subordinated debt, net	7,447	7,453	7,459	7,465
Shareholders’ equity	95,604	96,277	97,110	95,102
Non-performing assets	1,488	2,362	5,372	3,034
Tangible common equity ratio	7.21%	7.27%	7.35%	7.20%
Total capital (to risk weighted assets) ratio	13.03	13.13	13.08	13.21
PER COMMON SHARE:
Book value	$5.12	$5.21	$5.31	$5.25
Tangible book value	4.48	4.57	4.66	4.59
Market value	3.75	4.15	4.00	4.15
Trust assets – fair market value (A)	$2,025,304	$2,070,212	$2,119,371	$2,186,393

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	307	308	307	302
Branch locations	16	16	16	15
Common shares outstanding	18,666,520	18,461,628	18,281,224	18,128,247

NOTES:

        (A) Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

(Unaudited)

2018

	1QTR	2QTR	YEAR TO DATE
INTEREST INCOME
Interest and fees on loans	$9,818	$10,125	$19,943
Interest on investments	1,399	1,478	2,877
Total Interest Income	11,217	11,603	22,820

INTEREST EXPENSE
Deposits	1,781	1,973	3,754
All borrowings	688	772	1,460
Total Interest Expense	2,469	2,745	5,214

NET INTEREST INCOME	8,748	8,858	17,606
Provision for loan losses	50	50	100
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,698	8,808	17,506

NON-INTEREST INCOME
Wealth management fees	2,426	2,447	4,873
Service charges on deposit accounts	383	357	740
Net realized gains on loans held for sale	98	119	217
Mortgage related fees	39	72	111
Net realized gains (losses) on investment securities	(148)	-	(148)
Bank owned life insurance	132	133	265
Other income	705	553	1,258
Total Non-Interest Income	3,635	3,681	7,316

NON-INTEREST EXPENSE
Salaries and employee benefits	6,093	6,218	12,311
Net occupancy expense	670	611	1,281
Equipment expense	391	378	769
Professional fees	1,184	1,252	2,436
FDIC deposit insurance expense	162	155	317
Other expenses	1,620	1,696	3,316
Total Non-Interest Expense	10,120	10,310	20,430

PRETAX INCOME	2,213	2,179	4,392
Income tax expense	446	435	881
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,767	$1,744	$3,511

                                                                                                           2017

	1QTR	2QTR	YEAR
INTEREST INCOME			TO DATE
Interest and fees on loans	$9,556	$9,778	$19,334
Interest on investments	1,192	1,273	2,465
Total Interest Income	10,748	11,051	21,799

INTEREST EXPENSE
Deposits	1,436	1,504	2,940
All borrowings	591	648	1,239
Total Interest Expense	2,027	2,152	4,179

NET INTEREST INCOME	8,721	8,899	17,620
Provision for loan losses	225	325	550
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,496	8,574	17,070

NON-INTEREST INCOME
Wealth management fees	2,310	2,240	4,550
Service charges on deposit accounts	374	385	759
Net realized gains on loans held for sale	114	186	300
Mortgage related fees	75	83	158
Net realized gains on investment securities	27	32	59
Bank owned life insurance	141	310	451
Other income	521	519	1,040
Total Non-Interest Income	3,562	3,755	7,317

NON-INTEREST EXPENSE
Salaries and employee benefits	5,948	5,917	11,865
Net occupancy expense	674	639	1,313
Equipment expense	419	434	853
Professional fees	1,200	1,415	2,615
FDIC deposit insurance expense	160	152	312
Other expenses	1,684	1,760	3,444
Total Non-Interest Expense	10,085	10,317	20,402

PRETAX INCOME	1,973	2,012	3,985
Income tax expense	625	623	1,248
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,348	$1,389	$2,737

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

Average Balance Sheet Data (In thousands)

(Unaudited)

2018

2017

	2QTR	SIX MONTHS	2QTR	SIX MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$882,675	$882,080	$900,156	$895,032
Short-term investment in money market funds	6,645	6,889	7,285	7,613
Deposits with banks	1,025	1,025	1,030	1,030
Total investment securities	182,621	179,877	172,908	170,585
Total interest earning assets	1,072,966	1,069,871	1,081,379	1,074,260

Non-interest earning assets:
Cash and due from banks	21,857	21,858	22,231	22,280
Premises and equipment	12,345	12,484	12,013	11,909
Other assets	62,406	62,390	67,628	67,710
Allowance for loan losses	(10,035)	(10,143)	(10,281)	(10,167)

Total assets	$1,159,539	$1,156,460	$1,172,970	$1,165,992

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$129,026	$131,202	$130,744	$ 129,138
Savings	99,268	98,286	98,119	97,686
Money market	248,983	251,325	274,116	276,464
Other time	295,164	294,510	290,910	289,869
Total interest bearing deposits	772,441	775,323	793,889	793,157
Borrowings:
Federal funds purchased and other short-term borrowings	33,731	27,996	24,127	16,495
Advances from Federal Home Loan Bank	44,998	45,418	45,824	45,679
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085	13,085	13,085
Subordinated debt	7,650	7,650	7,650	7,650
Total interest bearing liabilities	871,905	869,472	884,575	876,066

Non-interest bearing liabilities:
Demand deposits	183,323	182,769	180,885	182,209
Other liabilities	8,471	8,821	11,646	12,130
Shareholders’ equity	95,840	95,398	95,864	95,587
Total liabilities and shareholders’ equity	$1,159,539	$1,156,460	$1,172,970	$1,165,992